Exhibit 21.1

SunGard

Subsidiaries of the Registrant as of May 31, 2015

Subsidiary	Jurisdiction Name
SunGard Capital Corp. II	Delaware
SunGard Holding Corp.	Delaware
SunGard Holdco LLC	Delaware
SunGard Data Systems Inc.	Delaware
Oshap Technologies Ltd.	Israel
Oshap Software Industries Ltd.	Israel
Decalog (1991) Ltd.	Israel
Minorca Corporation NV	Netherlands Antilles
TP Technologies N.V.	Belgium
Decalog N.V.	Netherlands
SunGard (Israel) Ltd.	Israel
SunGard Business Integration (UK) Limited	England & Wales
SunGard Business Integration AG	Switzerland
SunGard Business Integration GmbH	Germany
SunGard AR Financing LLC	Delaware
SunGard Investment Ventures LLC	Delaware
Advanced Portfolio Technologies, Inc.	Delaware
Advanced Portfolio Technologies Ltd.	Bermuda
Advanced Portfolio Technologies Ltd.	England & Wales
Automated Securities Clearance LLC	Delaware
Automated Securities Clearance (Europe) Limited	England & Wales
SunGard Solutions Software (India) Private Limited	India
GL Trade CMS (Thailand) Limited	Thailand
GL Trade Solutions CMS (Thailand) Limited	Thailand
GL Trade Overseas, Inc.	Delaware
Online Securities Processing Inc.	Delaware
SunGard Brokerage & Securities Services LLC	Delaware
SIS Europe Holdings LLC	Delaware
SunGard Systems Luxembourg S.A.	Luxembourg
SunGard Ambit LLC	Delaware
SunGard Asia Pacific Inc.	Delaware
SunGard Ambit (Singapore) Pte. Ltd.	Singapore
SunGard Ambit (Malaysia) Sdn. Bhd.	Malaysia
SunGard Ambit (Philippines) Inc.	Philippines
SunGard Ambit (Thailand) Limited	Thailand
SunGard Ambit Pakistan (Private) Limited	Pakistan
SunGard System Access (Czech Republic) s.r.o.	Czech Republic
SunGard System Access (Europe) Limited	England & Wales

SunGard Ambit (Slovakia) spol. s.r.o.	Slovak Republic
SunGard Kingstar Cayman Islands Limited	Cayman Islands
SunGard Kingstar Data System (China) Co., Ltd.	China
SunGard AvantGard LLC	California
Integrity Treasury Solutions Limited	England & Wales
Integrity Treasury Solutions Europe Limited	England & Wales
Integrity Treasury Solutions Inc.	Delaware
Integrity Treasury Solutions Pty Limited	Australia
SunGard (Benelux) N.V.	Belgium
SunGard Do Brasil Servicos de Informatica Ltda.	Brazil
SunGard India Sales Private Limited	India
SunGard Systems NZ Limited	New Zealand
Decalog (UK) Limited	England & Wales
FAME Information Services (Asia Pacific) Pte Ltd	Singapore
Monis Management Limited	England & Wales
Monis Software Inc.	New York
Monis Software Limited	England & Wales
Reech Capital Limited	England & Wales
SunGard Apex International Limited	England & Wales
SunGard Apex UK Limited	England & Wales
SunGard Energy Solutions Limited	England & Wales
SunGard Holdings Limited	England & Wales
SunGard Consulting Services (UK) Limited	England & Wales
SunGard Derivatives Utility Services (UK) Limited	England & Wales
SunGard Global Execution Services Limited	England & Wales
SunGard Investment Systems U.K. Limited	England & Wales
Lonsdale Chetwyn Holdings Limited	England & Wales
C.T. Computer Services Limited	England & Wales
SunGard Public Sector AG Limited	England & Wales
SunGard Systems Ltd.	England & Wales
SunGard Pensions Limited	England & Wales
SunGard Treasury Systems UK Limited	England & Wales
Trax N.V.	Belgium
SunGard Insurance Services Limited	England & Wales
SunGard Sherwood Systems Limited	England & Wales
Sherwood US Holdings Limited	England & Wales
SunGard Sherwood Systems (Netherlands) B.V.	Netherlands
Birza Limited	Ireland
SunGard Sherwood Systems Group Limited	England & Wales
SunGard Treasury Systems Europe Limited	England & Wales
Valuelink Information Services Limited	England & Wales
SunGard Business Systems LLC	Delaware
SunGard Computer Services LLC	Delaware

SunGard Consulting Services (Ireland) Limited	Ireland
SunGard Consulting Services LLC	Delaware
SunGard CSA LLC	Delaware
SunGard Derivatives Utility Services LLC	Delaware
SunGard DIS Inc.	Delaware
SunGard Dealing Systems Pty. Limited	Australia
SunGard Systems Malaysia Sdn. Bhd.	Malaysia
SunGard Energy Systems Inc.	Delaware
SunGard eProcess Intelligence LLC	Delaware
Tiger Systems Limited	England & Wales
SunGard Financial Strategies LLC	Delaware
SunGard Financial Systems (France) SAS	France
GL Settle Limited	England & Wales
GL Trade (South Africa) (Proprietary) Limited	South Africa
GL Trade Holdings, Inc.	Delaware
Decision Software, Inc.	New York
GL Settle, Inc.	Delaware
GL Trade Americas, Inc.	New York
GL Trade Capital Markets Solutions Inc.	Pennsylvania
FNX India Software Private Limited	India
GL Trade Software DOO	Serbia
Glesia S.r.l.	Italy
SunGard Bilgisayar Hizmetleri Ticaret Limited Sirketi	Turkey
SunGard Global Services (Tunisia)	Tunisia
SunGard Global Services (Tunisia) II SARL	Tunisia
SunGard Global Services (Tunisia) III	Tunisia
SunGard Global Trading (Australia) Pty. Ltd.	Australia
SunGard Global Trading (Belgium) N.V.	Belgium
SunGard Global Trading (Deutschland) GmbH	Germany
SunGard Global Trading (Hong Kong) Limited	Hong Kong
SunGard Global Trading (Iberica) S.L. Unipersonal	Spain
SunGard Global Trading (Nederland) B.V.	Netherlands
SunGard Global Trading (Portugal), Unipessoal Lda	Portugal
SunGard Global Trading (Singapore) Pte. Ltd.	Singapore
SunGard Global Trading (Suisse) SA	Switzerland
SunGard Global Trading (UK) Limited	England & Wales
SunGard Japan KK	Japan
SunGard Financial Systems LLC	Delaware
Solutions Plus Consulting Services Limited	England & Wales
SunGard International Holdings Inc.	Delaware
SunGard Investment Systems LLC	Delaware
SunGard Investor Services LLC	Delaware
SunGard iWORKS LLC	Delaware

SunGard iWORKS P&C (US) Inc.	Delaware
SunGard Systems Canada Inc.	Ontario
Stratix Technologies Inc.	Ontario
SunGard Systems South Africa (Proprietary) Limited	South Africa
SunGard Kiodex LLC	Delaware
SunGard Public Sector Inc.	Florida
SunGard Reference Data Solutions LLC	Delaware
SunGard Securities Finance LLC	Delaware
SunGard Securities Finance International LLC	Delaware
SunGard UK Holdings Limited	England & Wales
SunGard Shareholder Systems LLC	Delaware
SunGard Solutions (India) Private Limited	India
SunGard Systems (Middle East) Limited	United Arab Emirates
SunGard Systems International Inc.	Pennsylvania
Derivatech UK Limited	England & Wales
Kronos Software Limited	England & Wales
PT. SunGard Systems Indonesia	Indonesia
Riofin Limited	England & Wales
SunGard (Switzerland) SA	Switzerland
SunGard Data Systems Beijing Co. Ltd.	China
SunGard de Mexico, S. de R.L. de C.V.	Mexico
SunGard Derivatives Utility Services (Singapore) Pte. Ltd.	Singapore
SunGard Front Arena AB	Sweden
SunGard Global Technology—Tunisia SARL	Tunisia
SunGard Iberia, S.L.	Spain
SunGard Italia S.r.l.	Italy
SunGard Energy Solutions (Italia) S.r.l.	Italy
SunGard Korea Ltd.	Korea, Republic of
SunGard Systeme GmbH	Germany
SunGard Systems Hong Kong Limited	Hong Kong
SunGard Systems Philippines Inc.	Philippines
SunGard Systems Pty Limited	Australia
SunGard Ambit Holdings Pty Ltd	Australia
SunGard Ambit Investment Holdings Pty Ltd	Australia
SunGard Ambit (Australia) Pty Ltd	Australia
SunGard Ambit Technology Pty Ltd	Australia
SunGard Systems Singapore Pte Limited	Singapore
SunGard VPM Inc.	New York
SunGard Workflow Solutions LLC	Delaware